EXHIBIT 10.4

SECOND AMENDED AND RESTATED GENERAL SECURITY AGREEMENT

Date: September 4, 2014

To:	BROWN BROTHERS HARRIMAN & CO. 140 Broadway New York, New York 10005

1.	Index to Definitions “Collateral” - Paragraph 2 “Collateral Agency and Intercreditor Agreement” - Paragraph 2 “Events of Default” - Paragraph 6”Lenders” – Paragraph 2
“Obligation(s)” - Paragraph 2    “Obligor(s)” - Paragraph 6(c)    “UCC” - Paragraph 2

2.
From time to time the undersigned expects to become or has become indebted or otherwise obligated or liable to you, BNP Paribas, RB International Finance (USA) LLC, F/K/A RZB Finance LLC, Natixis, New York Branch, ABN AMRO Capital USA LLC, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, and any other lenders (the “Lenders”) that may become party to the Second Amended and Restated Collateral Agency and Intercreditor Agreement dated as of the date hereof (as amended, restated, amended and restated, modified or supplemented from time to time, the “CAIA”) among the undersigned, the Lenders, and you, acting in your capacity as agent for the Lenders (“you” or the “Agent”), in connection with letter of credit or acceptance transactions, trust receipt transactions, or other loan or financial accommodations. All such liabilities, direct or contingent, due or to become due, now existing or hereafter arising, whether owed to any Lender or Lenders, or you as a Lender for your own account or as agent for the Lenders (hereinafter referred to as the “Obligation(s)”). In consideration of the granting of, or forbearance in your or any Lender’s enforcement of the Obligations, the undersigned agrees that, as security for payment and performance of all the Obligations, you, as agent for the ratable benefit of the Lenders, shall have a security interest in, and the undersigned hereby grants to the Agent a security interest in, the following assets (terms used herein which are defined in the Uniform Commercial Code of the State of New York (as amended from time to time, the “UCC”) shall have the meanings ascribed thereto in the UCC): all personal and fixture property of the undersigned, of every kind and nature, now owned or hereafter existing or acquired, of any type or description, including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds (including, without limitation, insurance proceeds) and products of any thereof, wherever located, whether now owned or hereafter acquired, including, for the avoidance of doubt, the CFC Collateral (as defined in the CAIA), and all books and records (including, without limitation, computer and electronic records) with respect thereto (all of the foregoing being hereinafter referred to collectively as the “Collateral”); provided, that the Collateral shall exclude all Specific Collateral (as defined in the CAIA).

If the undersigned shall at any time acquire a commercial tort claim, it shall immediately notify you in writing of the details thereof and grant you, on behalf of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to you.

3.
You shall have no duty of care with respect to the Collateral, except that you shall exercise reasonable care with respect to Collateral in your custody. You shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which you accord your own property, or if you take such action with respect to the Collateral as the undersigned shall request in writing. No failure to comply with any such request or omission to do any such act requested by the undersigned shall be deemed a failure to exercise reasonable care, nor shall your failure to take steps to preserve rights against any parties or property be deemed a failure to have exercised reasonable care with respect to Collateral in your custody. The undersigned shall, at any time and from time to time, take such steps as you may reasonably request for you (a) to obtain an acknowledgment, in form and substance satisfactory to you, of any bailee having possession of any of the Collateral, that the bailee holds such Collateral for you, (b) to obtain “control” (as defined in the UCC or any similar law of any jurisdiction) of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper, with any agreements establishing control to be in form and substance satisfactory to you and (c) otherwise to insure the continued perfection and priority of your security interest in any of the Collateral and of the preservation of your rights therein.

4.
In addition to the rights and security interest elsewhere herein set forth, you and each Lender may, at your or its option at any time(s) and with or without notice to the undersigned, appropriate and apply to the payment or reduction, either in whole or in part, of the amount owing on any one or more of the Obligations, whether or not then due, any and all moneys now or hereafter with you or such Lender, on deposit, to the credit of or belonging to the undersigned, it being understood and agreed that you and the Lenders shall not be obligated to assert or enforce any rights or security interest hereunder or to take any action in reference thereto, and that you and the Lenders may, in your or their discretion, at any time(s) relinquish your or their rights as to particular Collateral hereunder without thereby affecting or invalidating your or their rights hereunder as to all or any other Collateral hereinbefore referred to.

5.
The undersigned further agrees and covenants (a) that, if you so demand in writing at any time, all proceeds of Collateral shall be delivered to you in a form satisfactory to you promptly upon receipt of said demand; (b) that, if you so demand in writing at any time, all chattel paper, instruments, and documents shall be delivered to you at the time and place and in the manner specified by your demand; (c) to execute and deliver, upon request, any notice, statement, instrument, document, agreement or other papers and/or to perform any act requested by you which may be necessary to create, perfect, preserve, validate or otherwise protect any security interest granted pursuant hereto or to enable you to exercise and enforce your rights hereunder or with respect to such security interest; (d) that, during the period that any Obligation is outstanding, the undersigned will not, without obtaining your prior written approval, create, incur, assume, or suffer to exist any security agreement covering the Collateral subject to the UCC or any similar law of any jurisdiction, except as herein provided, and the undersigned will not file or authorize the filing of a financing statement (or equivalent thereof) under the said UCC or similar law of any jurisdiction with respect to the Collateral or any portion thereof, except as herein provided, (e) that it shall promptly pay, when due, all taxes and transportation, storage and warehousing charges and fees affecting or arising out of the Collateral and shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Agent and the Lenders, and (f) that the undersigned will not, other than in the ordinary course of its business, rescind or cancel any indebtedness evidenced by any account or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any account or interest therein, without the prior written consent of the Agent and the Lenders. The undersigned further agrees to provide you with such information as you may from time to time request with respect to the location of any of its places of business. In addition, you will be notified promptly in writing of any change in location of any office where records concerning any of the Collateral or of the accounts that constitute a portion of the Collateral are maintained or of a change in location of the undersigned’s principal place of business.

6.	All Obligations shall become due forthwith, without demand or notice, upon the occurrence of any of the following events (each, an “Events of Default”):

(a)the non-payment when due of any of the Obligations

(b)the failure of the undersigned forthwith, upon demand, to furnish satisfactory additional Collateral, or to make payments on account of the Obligations as may be required by you or any Lender in your or their sole discretion;

(c)any misstatement or false statement of the undersigned or of any surety, guarantor or endorser of any Obligations (“Obligor(s)”) in connection with or any non-compliance with this agreement or any other agreement between any Obligor and you or any Lender;

(d)the death, failure in business, dissolution or termination of existence of any Obligor;

(e)any petition for relief under the Bankruptcy Code being filed by or against any Obligor, or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of any Obligor, either through reorganization, composition, extension or otherwise;

(f)the making by any Obligor of a general assignment for the benefit of creditors or for taking advantage by any of them of any insolvency law;

(g)the expulsion or suspension of any Obligor from membership in any national securities association or any national securities exchange or other organized exchange or any clearing association;

(h)the admission in writing by any Obligor of inability to pay its debts generally as they become due;

(i)the commencement of any material legal proceedings against any Obligor which are not dismissed within 45 days;

(j)the appointment of any receiver of any property of any Obligor;

(k)the attachment or distraint of any of the Collateral or of the same becoming subject at any time to any mandatory court order or other legal process, which is not released within three (3) Business Days;

(l)the failure of any Obligor to perform any of its duties as specified herein or in any other agreement(s) with you or any Lender;

(m)the commencement of any proceedings by the Pension Benefit Guaranty Corporation (including proceedings under Section 4042 of the Employee Retirement Income Security Act of 1974) to terminate any employee pension benefit plan of any Obligor; or

(n)any seizure, vesting or intervention by or under authority of a government, by which the management of any Obligor is displaced or its authority in the conduct of its business is curtailed.

7.
Upon the occurrence of any Event of Default, your and the Lenders’ obligation, if any, to make further loans or extensions of credit or other financial accommodations to the undersigned shall thereupon automatically and without notice be terminated. In addition thereto, the undersigned further agrees that (i) in the event that notice is required under the UCC (or any similar law of any jurisdiction), written notice mailed to the undersigned at the address given below ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which private sale or any other disposition of the Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient; (ii) in the event of sale or other disposition of any Collateral, you may apply the proceeds of any such sale or disposition to the satisfaction of your and the Lenders’ reasonable attorneys’ fees, legal expenses, and other costs and expenses incurred in connection with your taking, re-taking, holding, preparing for sale, and selling of the Collateral; (iii) without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property but in any event you may sell on such terms as you may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind; and (iv) you may require the undersigned to assemble the Collateral, taking all necessary or appropriate action to preserve and keep it in good condition, and make such available to you at a place and time convenient to both parties, all at the expense of the undersigned. Furthermore, in any such event, to the extent permitted under applicable law, full power and authority are hereby given you to sell, assign, and deliver the whole of the Collateral or any part(s) thereof, at any time(s), at any broker’s board, or at public or private sale, at your option, and no delay on your part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon the undersigned by you with respect to any power of sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair your right to take any action or to exercise any power of sale or any other rights hereunder, without notice or demand, or prejudice your rights as against the undersigned in any respect.

8.
You shall have all rights and remedies of a secured party under the UCC or any other similar statute now or hereafter enacted, of New York or of any other jurisdiction where the Collateral may at any time be located. Any and all of your rights with respect to the security interest hereunder shall continue unimpaired, and the undersigned shall be and remain obligated in accordance with the terms hereof, notwithstanding the release, or substitution, of any Collateral at any time(s), or your failure to perfect a security interest in the Collateral, or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by you or any Lender in reference to any of the Obligations, or any promissory note, draft, bill of exchange or other indulgence granted by you or any Lender in reference to any of the Obligations, or any promissory note, draft, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if the undersigned had expressly agreed thereto in advance. No delay on your part in exercising any power of sale, option or other right hereunder, and no notice or demand which may be given to or made upon the undersigned by you, shall constitute a waiver thereof, or limit, or limit or impair your right to take any action or to exercise any other power of sale, option or any other right hereunder, without notice or demand, or prejudice your rights as against the undersigned in any respect.

9.
You are authorized, at your option and without any obligation to do so, to (i) transfer or register in the name of your nominee(s) (on behalf of the Lenders) all or any part of the securities that constitute a portion of the Collateral, (ii) notify any account debtor or obligor on any trade receivable or other account, or any general intangible or on any instrument of the terms hereof and to make payment to the Agent, and (iii) exercise or cause your nominee to exercise all or any powers with respect to the Collateral with the same force and effect as an absolute owner thereof, and to do each of the foregoing upon the occurrence of any Event of Default, with or without notice to the undersigned (except for such notice as may be required by applicable law and which cannot be waived) and without liability except to account for property actually received by you.

10.
You are authorized, at your option, to file financing statements, continuation statements and amendments thereto, and any equivalent thereof in any jurisdiction, that describe the Collateral as all assets of the undersigned, as debtor, or words of similar effect and which contain any other information required by Part 5 of the UCC or any similar law of any jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and any equivalent thereof in any jurisdiction, including whether the undersigned is an organization, the type of organization and any organization identification number issued to it. Any such financing statements, continuation statements or amendments, and any equivalent thereof in any jurisdiction, may be filed by you on behalf of the undersigned, any time and from time to time, in any jurisdiction, and the undersigned hereby agrees to reimburse you for the expense of such filings.

11.
The undersigned shall deliver to you immediately upon your written request, a certificate of good standing issued by the state of its organization. Furthermore, the undersigned agrees to notify you in writing prior to changing its name, chief executive office, status or state of organization.

12.
The undersigned agrees upon your request, to execute and deliver a new general security agreement or one or more other security agreements, each in form acceptable to you, covering the Collateral, which shall be a continuation of your rights as a secured party under the UCC and any similar law of any jurisdiction, and not in substitution or replacement of this Agreement.

13.
You may assign or otherwise transfer this Agreement, or any instrument(s) evidencing all or any of the Obligations and any agreement relating thereto; and you may deliver all or any of this Collateral to the transferee(s), who shall thereupon become vested with all the powers and rights in respect thereto given to you herein or in the instrument(s) transferred, and you shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect thereto, all without prejudice to the retention by you of all rights and powers hereby given with respect to any and all instruments, rights or property not so transferred.

14.
If at any time you in your sole discretion deem yourself to be insecure, you may either demand that the Obligations be secured by additional collateral in kind and value satisfactory to you, or may demand immediate payment of the Obligations. The undersigned’s failure to immediately satisfy such demand within 5 days thereof shall be deemed to be an Event of Default herein.

15.
In the event that any term or condition of any of the documents executed in connection with any transaction between you and the undersigned contradict any of the terms or provisions of this Agreement, the rights and remedies of the parties hereto shall be governed by the terms and conditions of this Agreement. All rights hereunder are in addition to, and not in limitation of, any other rights of Agent or any Lender under any Facility Document or otherwise.

16.
In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision had not been herein included.

17.	If the due date for any payment of principal of any Obligation is extended by operation of law or otherwise, interest shall continue to be payable at the contract rate unless otherwise agreed.

18.
In any litigation arising hereunder, the undersigned hereby waives trial by jury and waives the right to interpose any defense based upon any statute of limitations or any claim of latches. The undersigned hereby consents to the exclusive in personam jurisdiction of the Courts of New York State, and the United States District Court, Southern District of New York. In the event that you bring any action or suit in any court of New York State or in the United State District Court, Southern District of New York, to enforce this Agreement, service of process may be made on the undersigned by mailing a copy of the summons to the undersigned at its address then reflected in your records.

19.
This is a continuing agreement and shall remain in full force and effect until written notice shall have been received by the undersigned that it has been terminated by you, but any such notice shall not release the undersigned from liability with respect to such of the Obligations as may have been theretofore incurred. Furthermore, if this Agreement is terminated, the undersigned will indemnify and hold you and the Lenders, and your and their successors or assigns, harmless from any loss which may be suffered or incurred by you or the Lenders in making, giving, granting or extending any loans or other credit, or otherwise acting hereunder, prior to such notice in writing of such termination.

20.
If this Agreement is executed by two or more parties, the obligations of the undersigned shall be joint and several and they shall be jointly and severally bound and committed hereunder, and the word “undersigned” whenever used herein shall be construed to refer to such parties separately and collectively to all such parties. This Agreement shall not be revoked or impaired as to one or more of the parties hereto by the revocation or release of any Obligations hereunder of any other(s) of the parties hereto.

21.
This Agreement shall be governed by the internal laws of the State of New York without regard to conflicts of laws principles; none of its terms or provisions may be waived, altered, modified, limited or amended except by an agreement expressly referring hereto and to which you consent in writing duly signed for you and on your behalf; the rights granted to you herein shall be supplementary and in addition to those granted to you and the Lenders in any other agreements with respect to the Obligations.

22.	This Agreement is to continue in force notwithstanding any change in the composition of any firm or firms, parties to this Agreement, or the incorporation of a partnership.

23.
All notices, requests and other communications (each a “notice”) to be sent to the undersigned pursuant to this Agreement shall be in writing and sent either (a) by hand, (b) by certified mail, return receipt requested, (c) by recognized overnight courier service, or (d) by facsimile, to the undersigned at the address or facsimile number set forth below the signature of the undersigned, or to such other addresses or facsimile number as the undersigned may from time to time furnish to you by notice. Any notice hereunder shall be deemed to have been given on (i) the day of hand delivery, (ii) the third business day after the day it is deposited in the U.S. mail, if sent by certified mail, return receipt requested, postage prepaid, (iii) the day after it is delivered to a recognized overnight courier service with instructions for next day delivery, or (iv) the day it is sent by facsimile, with evidence of transmission from the sender’s facsimile equipment, in each case to the address or facsimile number as aforesaid.

24.
The undersigned hereby certifies that (a) it is a corporation organized under the laws of the State of Delaware, (b) its exact legal name as that name appears in its certificate of organization is A-Mark Precious Metals, Inc. and (c) its federal taxpayer identification number is 11-246469 and state issued organizational identification number is 5455200.

25.
This Agreement amends and restates all prior security agreements among the parties hereto, constitutes the Security Agreement as that term is defined in the CAIA, and is subject to the terms thereof. Except as set forth in Paragraph 26 hereof, in the event of a conflict between this Agreement and the CAIA, the CAIA shall prevail.

26.
Anything herein, in the CAIA, any other Facility Document or in any other agreement or instrument executed in connection with the Obligations to the contrary notwithstanding, the undersigned shall remain liable to perform all of the liabilities and obligations, if any, assumed by it with respect to the Collateral, and the Agent and Lenders shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Agent and/or the Lenders be required or obligated in any manner to perform or fulfill any of the obligations of the undersigned under or pursuant to or in respect of any Collateral.

27.	The undersigned acknowledges that (I/we) have received a copy of this document.

[REMAINDER OF PAGE LEFT BLANK; SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer, all as of the date and year first written above.

(USE THIS COLUMN IF TWO SIGNATURES ARE REQUIRED)

1.    A-Mark Precious Metals, Inc.
Printed Name of Account

2.        /s/                        /s/
Signature                    Signature

3.
Printed Name                    Printed Name

4.
Capacity                    Capacity

Address:     429 Santa Monica Blvd. Suite 230
Santa Monica, CA 90401

Facsimile:    310-260-0368